As filed with the Securities and Exchange Commission on March 17, 2004
                                               Registration No. ______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                               PNM RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


New Mexico                                                           85-0468296
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                 Alvarado Square
                          Albuquerque, New Mexico 87158
          (Address of principal executive offices, including zip code)

                               PNM RESOURCES INC.
                             RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                                  J. R. Loyack
                Senior Vice President and Chief Financial Officer
                               PNM Resources, Inc.
                                 Alvarado Square
                          Albuquerque, New Mexico 87158
                                 (505) 241-2700
 (Name, address and telephone number, including area code, of agent for service)


                            -----------------------


            The commission is requested to mail signed copies of all
                     orders, notices and communications to:

                                   C. L. Moore
                             Keleher & McLeod, P.A.
                            414 Silver Avenue, S. W.
                          Albuquerque, New Mexico 87103

                            -----------------------




This Registration Statement shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933.

                     CALCULATION OF REGISTRATION FEE
============== =============== ================ =================== ============
   Title of      Amount to be  Proposed maximum  Proposed maximum     Amount of
  securities    registered (1)  offering price      aggregate       registration
    to be                        per unit (2)       offering             fee
  registered                                        price (2)
-------------- --------------- ---------------- ------------------- ------------
 Common Stock,
 no par value   100,000 shares      $29.55           $2,955,000        $374.40
============== =============== ================ =================== ============


(1) Represents an additional 100,000 shares of common stock issuable pursuant to the PNM Resources, Inc. Retirement Savings Plan, successor plan to Public Service Company of New Mexico Master Employee Savings Plan and Trust. 100,000 shares of common stock issuable (the "Plan") under the plan were originally registered pursuant to Public Service Company of New Mexico's Registration Statement on Form S-8 File No. 333-61598, on May 24, 2001, which was adopted by PNM Resources, Inc. in Post Effective Amendment No. 1 filed on December 31, 2001. Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of the registrant's common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors of the registrant while this registration statement is in effect, this registration statement is hereby deemed to cover all of such additional shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an undeterminate amount of interests to be offered or sold pursuant to the Plan.
================================================================================


(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 based on the average of the high and low sale prices of the registrant's common stock as reported on the New York Stock Exchange on March 16, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees participating in the PNM Resources, Inc. Retirement Savings Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents previously filed with the Securities and Exchange Commission (the "Commission") by PNM Resources, Inc. are hereby incorporated by reference in this registration statement:

              1. PNM Resources' Annual Report on Form 10-K for the year ended December 31, 2003.

              2. Annual Report on Form 11-K for the fiscal year ended December 31, 2002 for the PNM Resources, Inc. Retirement Savings Plan, formerly known as the PNM Resources, Inc. Master Employee Savings Plan and Trust.

              3. PNM Resources' Current Report filed on Form 8-K dated January 14, 2004.

              4. PNM Resources' Current Report on Form 8-K filed with the Commission on December 31, 2001 which includes the description of the common stock of PNM Resources, no par value per share, and any amendment or report filed for the purpose of updating such description.

              5. All other reports filed by PNM or PNM Resources pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act on or after December 31, 2003.

           All documents subsequently filed by PNM Resources or by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 6 of Article II of PNM Resources' By-Laws contains the following provisions with respect to indemnification of directors and officers:

         Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.

              Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if:
(1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in its best interests; and (b) in all other cases, that the person's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under
Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

              Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise. PNM Resources has entered into agreements with each director and officer which provide for indemnification of directors and officers to the fullest extent permitted by law including advancement of litigation expenses where appropriate. The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

              Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of PNM Resources out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

              See Exhibit Index.

ITEM 9.       UNDERTAKINGS.

              The undersigned registrant hereby undertakes:

              1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
              10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           THE REGISTRANT. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on March 17, 2004.

                               PNM RESOURCES, INC.


                              By:  /s/ J.E. Sterba
                                 ----------------------------------------------
                                 J. E. Sterba
                                 Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints J.E Sterba, J.R. Loyack and T. Sategna and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in their capacities and on the dates indicated.


     Signature                        Capacity                          Date
     ---------                        --------                          ----

 /s/ J. E. Sterba           Chairman, President and Chief
---------------------        Executive Officer; Director          March 17, 2004
J. E. Sterba                (Principal Executive Officer)

 /s/ J. R. Loyack           Senior Vice President and Chief
---------------------             Financial Officer               March 17, 2004
J. R. Loyack                (Principal Financial Officer)

/s/ T. G. Sategna
---------------------   Vice President and Corporate Controller   March 17, 2004
T. G. Sategna                 (Principal Accounting Officer)

 /s/ A. E. Archuleta                  Director                    March 17, 2004
---------------------
A. E. Archuleta

 /s/ R. G. Armstrong                  Director                    March 17, 2004
---------------------
R. G. Armstrong

 /s/ R. M. Chavez                     Director                    March 17, 2004
---------------------
R. M. Chavez

     Signature                        Capacity                          Date
     ---------                        --------                          ----

 /s/ J. A. Dobson                     Director                    March 17, 2004
---------------------
J. A. Dobson

 /s/ M. T. Pacheco                    Director                    March 17, 2004
---------------------
M. T. Pacheco

 /s/ T. F. Patlovich                  Director                    March 17, 2004
---------------------
T. F. Patlovich

 /s/ R. M. Price                      Director                    March 17, 2004
---------------------
R. M. Price

 /s/ B. S. Reitz                      Director                    March 17, 2004
---------------------
B. S. Reitz

 /s/ J. B. Woodard                    Director                    March 17, 2004
---------------------
J. B. Woodard

              THE PLAN. Pursuant to the requirements of the Securities Act, the Committee has duly caused this registration statement to be signed on the Plan's behalf by the undersigned thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on March 11, 2004.



                                 By: PNM RESOURCES, INC.
                                     Retirement Savings Plan


                                 By: /s/ Alice Cobb
                                     ------------------------------------------
                                     Alice Cobb
                                     Committee Chairperson

                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

  4.1.1          Restated Articles of Incorporation of PNM Resources, Inc.
                 (incorporated by reference to Exhibit 3.1 of the PNM Resources and PNM's Annual Report on Form 10-K for the year ended December 31, 2001 in File No. 333-32170).

  4.2 Bylaws of PNM Resources, Inc. as amended through February 8, 2003 (incorporated by reference to Exhibit 3.2 to PNM Resources, Inc. Annual Report on From 10-K for the fiscal year ended December 31, 2003 in File No. 333-32170).

  23.1           Consent of Deloitte & Touche LLP.

  23.2           Consent of Grant Thornton LLP.

  24             Power of Attorney (See signatures page in Part II).

An opinion of counsel as to the valid issuance of the securities being registered under this registration statement is not required because the securities will not be original issuance securities. If that situation should change, an appropriate opinion of counsel will be filed.

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.